As filed with the Securities and Exchange Commission on May 31, 2000

                                          Registration No.  333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                            AMERICAN EXPRESS COMPANY
             (Exact name of registrant as specified in its charter)

             New York                              13-4922250
          (State or other                       (I.R.S. Employer
           jurisdiction                         Identification No.)
        of incorporation or
           organization)

                                200 Vesey Street
                            New York, New York 10285
                              (Address of principal
                               executive offices)
                          -----------------------------

                     AMERICAN EXPRESS DIRECTORS' STOCK PLAN
                            (Full title of the plan)
                          -----------------------------

                             LOUISE M. PARENT, ESQ.
                            Executive Vice President
                               and General Counsel

                            American Express Company
                                200 Vesey Street
                            New York, New York 10285
                     (Name and address of agent for service)
                         -------------------------------

                                 (212) 640-2000
          (Telephone number, including area code, of agent for service)
                         -------------------------------

                         CALCULATION OF REGISTRATION FEE
===============================================================================
                                 Proposed       Proposed
Title of                         Maximum        Maximum
Securities        Amount to      Offering       Aggregate     Amount of
to be             be             Price Per      Offering      Registration
Registered        Registered     Share (1)      Price (1)     Fee (1)
-------------------------------------------------------------------------------
Common            30,000         $49.313        $1,479,390    $390.56
Shares, par
value $.20
per share
===============================================================================
 (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sales prices of such securities on the New York Stock Exchange on May 26, 2000. The registration fee is calculated by multiplying the maximum aggregate offering price by .000264.

                                     PART II

 ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

      These are hereby incorporated by reference: (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999; (ii) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31,
2000 (iii) the Registrant's Current Reports on Form 8-K dated January 25,
2000, February 2, 2000, April 26, 2000, April 27, 2000 and May 2, 2000; and
(iii) the description of the Registrant's Common Shares contained in the Registrant's Registration Statement on Form 8-A dated November 13, 1984, as may be amended or updated from time to time.


      All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.


ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Registrant's By-laws require the Registrant to indemnify its directors and officers to the fullest extent permitted by New York law. In addition, the Registrant has purchased insurance policies which provide coverage for its directors and officers in certain situations where the Registrant cannot directly indemnify such directors and officers.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.


ITEM 8.    EXHIBITS

4.1 Registrant's Certificate of Amendment of the Certificate of Incorporation, dated April 25, 2000 (incorporated by reference to
         Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q (Commission File No. 1-7657) for the quarter ended March 31, 2000, filed with the Commission on May 15, 2000).

4.2 Registrant's By-laws, as amended through February 23, 1998 (incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K (Commission File No. 1-7657) for the fiscal year ended December 31, 1997, filed with the Commission on March 31, 1998).

4.3 Form of Certificate for the Registrant's Common Shares (incorporated by reference to Exhibit 4 of the Registrant's Registration
         Statement on Form S-3 (File No. 33-35382), filed with the
         Commission on June 12, 1990).

4.4* Resolution of the Board of Directors of the Registrant adopting the American Express Directors' Stock Plan.

15*      Letter re: Unaudited Interim Financial Information.

23*      Consent of Ernst & Young LLP.

24*      Power of Attorney.

--------------------------------
* Filed herewith.

ITEM 9.    UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 31st day of May, 2000.

                                    AMERICAN EXPRESS COMPANY
                                    (Registrant)

                                    By /s/ Louise M. Parent
                                       --------------------
                                       Louise M. Parent
                                       Executive Vice President


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           *
----------------------------    ----------------------------
Harvey Golub                    Beverly Sills Greenough
Chairman, Chief Executive       Director
  Officer and Director

           *                               *
----------------------------    ----------------------------
Kenneth I. Chenault             F. Ross Johnson
President, Chief Operating      Director
  Officer and Director

           *                               *
----------------------------    ----------------------------
Richard Karl Goeltz             Vernon E. Jordan, Jr.
Vice Chairman and               Director
  Chief Financial Officer

           *                               *
----------------------------    ----------------------------
Daniel T. Henry                 Jan Leschly
Senior Vice President and       Director
  Comptroller

           *                               *
----------------------------    ----------------------------
Daniel F. Akerson               Drew Lewis
Director                        Director

           *                               *
----------------------------    ----------------------------
Edwin L. Artzt                  Richard A. McGinn
Director                        Director

                                              *
----------------------------    ----------------------------
William G. Bowen                Frank P. Popoff
Director                        Director

           *
----------------------------
Robert L. Crandall
Director

*By:  /s/ Louise M. Parent
      --------------------
        Louise M. Parent
        (As Attorney-In-Fact)
        May 31, 2000

                                 EXHIBIT INDEX

       The following exhibits are filed herewith, except as noted below.

Exhibit
No.      Description
-------  ----------------------------------------------------------------------

4.1 Registrant's Certificate of Amendment of the Certificate of Incorporation, dated April 25, 2000 (incorporated by reference to
         Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q (Commission File No. 1-7657) for the quarter ended March 31, 2000, filed with the Commission on May 15, 2000).

4.2 Registrant's By-laws, as amended through February 23, 1998 (incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K (Commission File No. 1-7657) for the fiscal year ended December 31, 1997, filed with the Commission on March 31, 1998).

4.3 Form of Certificate for the Registrant's Common Shares (incorporated by reference to Exhibit 4 of the Registrant's Registration
         Statement on Form S-3 (File No. 33-35382), filed with the
         Commission on June 12, 1990).

4.4* Resolution of the Board of Directors of the Registrant adopting the American Express Directors' Stock Plan.

15*      Letter re: Unaudited Interim Financial Information.

23*      Consent of Ernst & Young LLP.

24*      Power of Attorney.

-------------------------------
* Filed herewith.